Exhibit 99.1

ZimVie Reports First Quarter 2023 Financial Results and Provides Update to Annual Guidance

•	Third Party Net Sales of $225.1 million

•	Net Loss of ($30.0) million; Net Loss Margin of (13.3%); Adjusted Net Income[1] of $6.7 million

•	Diluted EPS of ($1.14); Adjusted Diluted EPS[1] of $0.25

•	Adjusted EBITDA[1] of $32.1 million; Adjusted EBITDA margin[1] of 14.3%

•	Prepaid required principal debt payment for the first and second quarters of 2024

WESTMINSTER, Colorado, May 3, 2023 (GLOBE NEWSWIRE) – ZimVie Inc. (Nasdaq: ZIMV), a global life sciences leader in the dental and spine markets, today reported financial results for the first quarter ended March 31, 2023. Management will host a corresponding conference call today, May 3, 2023, at 4:30 p.m. Eastern Time.

“I am pleased with the progress our team is making to evolve our product portfolio and shift our focus from operational enhancements to innovation and commercial execution,” said Vafa Jamali, President and Chief Executive Officer of ZimVie. “We have introduced several new dental product launches year-to-date, opened our expanded, state-of-the-art, North America training institute at our flagship Dental facility in Palm Beach Gardens, Florida, and have had a number of commercial wins in spine. Concurrently, we have taken definitive actions to continue reducing operating expenses to improve our operating profile. I am optimistic about the future of ZimVie.”

Recent Business Highlights

•	Initiated a global restructuring program with the objective of reducing our global cost structure and streamlining our organizational infrastructure across all regions, functions, and levels

•	Launched RegenerOss® CC Allograft Particulate and RegenerOss® Bone Graft Plug, expanding the Bone Graft Solutions portfolio

•	Opened an expanded Education and Training Institute at our flagship Palm Beach Gardens Dental Facility

•	Launched RealGUIDE™ CAD and FULL SUITE software modules enhancing our digital dentistry platform

•	Received recognition for Puros® Cancellous Particulate Allograft Dental Bone Grafting Solution in landmark comparative study in The International Journal of Oral & Maxillofacial Implants

•	Received the highest quality rating from the Orthopaedic Data Evaluation Panel in the United Kingdom for Mobi-C®

First Quarter 2023 Financial Results

Third party net sales for the first quarter of 2023 were $225.1 million, a decrease of (4.1%) on a reported basis and (2.9%) on a constant currency[1] basis, versus the first quarter of 2022. Third party dental sales of $120.2 million were effectively flat, decreasing by ($0.4) million, or (0.3%) on a reported basis, but increased by 1.8% on a constant currency[1] basis. The slight decrease in third party dental sales on a reported basis was largely driven by changes in foreign exchange rates, partially offset by demand increases for our dental implants and digital dentistry offerings. Third party spine sales of $104.9 million decreased by ($9.2) million, or (8.1%) on a reported basis and (7.8%) in constant currency[1]. Both segments benefitted from one extra selling day in the first quarter of 2023, which contributed approximately 1.5% growth.

Net loss for the first quarter of 2023 was ($30.0) million, an increase of ($4.3) million versus the net loss of ($25.7) million in the first quarter of 2022, and as a percentage of third party net sales was (13.3%). The increase in net loss was primarily due to lower net sales, increased spending primarily related to higher corporate expenses due to the ramp-up of corporate activities subsequent to the first quarter of 2022, and income tax expense, rather than an income tax benefit, due to the tax deductibility of items in the first quarter of 2022 that did not recur in the same 2023 period.

Adjusted net income[1] for the first quarter of 2023 was $6.7 million, a decrease of $6.4 million versus the same prior year period.

Basic and diluted EPS were ($1.14) and adjusted diluted EPS[1] was $0.25 for the first quarter of 2023. Weighted average shares outstanding for basic and diluted EPS was 26.3 million.

Adjusted EBITDA[1] for the first quarter of 2023 was $32.1 million, or 14.3% of third party net sales, a decrease of $1.8 million and a 10-basis point decrease from the first quarter of 2022, and was primarily driven by lower third party net sales.

Cash and cash equivalents at the end of the first quarter of 2023 were $66.4 million and reflect the prepayment of principal debt payments through the second quarter of 2024.

2023 Global Restructuring Program

ZimVie recently initiated additional restructuring activities to better position the organization for future success based on the current business environment. These initiatives have the objective of reducing our global cost structure and streamlining our organizational infrastructure across all regions, functions, and levels. As a result of this initiative, we expect an approximate 5% reduction in our global workforce, in addition to reductions in discretionary spending.

We expect this restructuring initiative will complement our initiatives to improve operating margins and cash flow, as well as provide us with the financial flexibility to continue to prioritize investments in our product offerings and technologies. We estimate that this program will generate $17-20 million in annualized net savings by 2024.

Our original full year 2023 guidance, provided on March 1, 2023, contemplated these expense reductions from our restructuring initiatives.

Full Year 2023 Financial Guidance:

We are updating our 2023 net sales and adjusted EPS guidance and reaffirming our 2023 adjusted EBITDA margin guidance as follows:

Projected Year Ending December 31, 2023	Prior Guidance	Updated Guidance
Net sales	$825M - $850M	$835M to $860M
Adjusted EBITDA margin[2]	13.5% - 14.0%	13.5% - 14.0%
Adjusted EPS[2]	$0.30 to $0.50	$0.40 to $0.60

[1]	This is a non-GAAP financial measure. Refer to “Note on Non-GAAP Financial Measures” and the reconciliations in this release for further information.
[2]

This is a non-GAAP financial measure for which a reconciliation to the most directly comparable GAAP financial measure is not available without unreasonable efforts. Refer to “Forward-Looking Non-GAAP Financial Measures” in this release, which identifies the information that is unavailable without unreasonable efforts and provides additional information. It is probable that this forward-looking non-GAAP financial measure may be materially different from the corresponding GAAP financial measure.

Financial Information

The financial information included in this release for periods prior to March 1, 2022 is derived from the financial statements and records of the dental and spine businesses of Zimmer Biomet due to the fact that during such periods, ZimVie was still a wholly-owned subsidiary of, and operated under those businesses of, Zimmer Biomet.

Conference Call

ZimVie will host a conference call today, May 3, 2023, at 4:30 p.m. ET to discuss its first quarter 2023 financial results. To access the call, please register online at https://investor.zimvie.com/events-presentations/event-calendar. A live and archived audio webcast will also be available on this site.

About ZimVie

ZimVie is a global life sciences leader in the dental and spine markets that develops, manufactures, and delivers a comprehensive portfolio of products and solutions designed to support dental tooth replacement and restoration procedures and treat a wide range of spine pathologies. In March 2022, the company became an independent, publicly traded spin-off of the dental and spine business units of Zimmer Biomet to breathe new life, dedicated energy, and strategic focus to its portfolio of trusted brands and products. From its headquarters in Westminster, Colorado, and additional facilities around the globe, the company serves customers in over 70 countries worldwide with a robust offering of dental and spine solutions including differentiated product platforms supported by extensive clinical evidence. For more information about ZimVie, please visit us at www.ZimVie.com. Follow @ZimVie on Twitter, Facebook, LinkedIn, or Instagram.

Note on Non-GAAP Financial Measures

This press release includes non-GAAP financial measures that differ from financial measures calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). These non-GAAP financial measures may not be comparable to similar measures reported by other companies and should be considered in addition to, and not as a substitute for, or superior to, other measures prepared in accordance with GAAP.

Adjusted EBITDA is a non-GAAP financial measure provided in this release for certain periods, and is calculated by excluding certain items from net loss on a GAAP basis, as detailed in the reconciliations presented later in this press release. Adjusted EBITDA margin is Adjusted EBITDA divided by third party net sales for the applicable period.

Sales change information in this release is presented on a GAAP (reported) basis and on a constant currency basis. Constant currency percentage changes exclude the effects of foreign currency exchange rates. They are calculated by translating current and prior-period sales at the same predetermined exchange rate. The translated results are then used to determine year-over-year percentage increases or decreases.

Net loss and diluted loss per share in this release are presented on a GAAP (reported) basis and on an adjusted basis. Adjusted net income and adjusted diluted earnings per share exclude the effects of certain items, which are detailed in the reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures presented later in this press release.

Reconciliations of these non-GAAP measures to the most directly comparable GAAP financial measures are included in this press release.

Management uses non-GAAP financial measures internally to evaluate the performance of the business. Additionally, management believes these non-GAAP measures provide meaningful incremental information to investors to consider when evaluating the performance of the company. Management believes these measures offer the ability to make period-to-period comparisons that are not impacted by certain items that can cause dramatic changes in reported income but that do not impact the fundamentals of our operations. The non-GAAP measures enable the evaluation of operating results and trend analysis by allowing a reader to better identify operating trends that may otherwise be masked or distorted by these types of items that are excluded from the non-GAAP measures.

Forward-Looking Non-GAAP Financial Measures

This press release also includes certain forward-looking non-GAAP financial measures for the year ending December 31, 2023. We calculate forward-looking non-GAAP financial measures based on internal forecasts that omit certain amounts that would be included in GAAP financial measures. We have not provided quantitative reconciliations of these forward-looking non-GAAP financial measures to the most directly comparable forward-looking GAAP financial measures because the excluded items are not available on a prospective basis without unreasonable efforts. For example, the timing of certain transactions is difficult to predict because management’s plans may change. In addition, the company believes such reconciliations would imply a degree of precision and certainty that could be confusing to investors. It is probable that these forward-looking non-GAAP financial measures may be materially different from the corresponding GAAP financial measures.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws, including, among others, any statements about our expectations, plans, intentions, strategies, or prospects. We generally use the words “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “assumes,” “guides,” “targets,” “forecasts,” “sees,” “seeks,” “should,” “could,” “would,” “predicts,” “potential,” “strategy,” “future,” “opportunity,” “work toward,” “intends,” “guidance,” “confidence,” “positioned,” “design,” “strive,” “continue,” “track,” “look forward to,” “optimistic” and similar expressions to identify forward-looking statements. All statements other than statements of historical or current fact are, or may be deemed to be forward-looking statements. Such statements are based upon the current beliefs, expectations, and assumptions of management and are subject to significant risks, uncertainties, and changes in circumstances that could cause actual outcomes and results to differ materially from the forward-looking statements. These risks, uncertainties and changes in circumstances include, but are not limited to: the effects of the COVID-19 global pandemic and other adverse public health developments on the global economy, our business and operations and the business and operations of our suppliers and customers, including the deferral of elective procedures and our ability to collect accounts receivable; dependence on new product development, technological advances and innovation; shifts in the product category or regional sales mix of our products and services; supply and prices of raw materials and products; pricing pressures from competitors, customers, dental practices and insurance providers; changes in customer demand for our products and services caused by demographic changes or other factors; challenges relating to changes in and compliance with governmental laws and regulations affecting our U.S. and international businesses, including regulations of the U.S. Food and Drug Administration and foreign government regulators, such as more stringent requirements for regulatory clearance of products; competition; the impact of healthcare reform measures; reductions in reimbursement levels by third-party payors; cost containment efforts sponsored by government agencies, legislative bodies, the private sector and healthcare group purchasing organizations, including the volume-based procurement process in China; control of costs and expenses; dependence on a limited number of suppliers for key raw materials and outsourced activities; the ability to obtain and maintain adequate intellectual property protection; breaches or failures of our information technology systems or products, including by cyberattack, unauthorized access or theft; the ability to retain the independent agents and distributors who market our products; our ability to attract, retain and develop the highly skilled employees we need to support our business; the effect of mergers and acquisitions on our relationships with customers, suppliers and lenders and on our operating results and businesses generally; a determination by the Internal Revenue Service that the distribution or certain related transactions should be treated as taxable transactions; financing transactions undertaken in connection with the separation and risks associated with additional indebtedness; the impact of the separation on our businesses and the risk that the separation and the results thereof may be more difficult, time-consuming and/or costly than expected, which could impact our relationships with customers, suppliers, employees and other business counterparties; restrictions on activities following the distribution in order to preserve the tax-free treatment of the distribution; the ability to form and implement alliances; changes in tax obligations arising from tax reform measures, including European Union rules on state aid, or examinations by tax authorities; product liability, intellectual property and commercial litigation losses; changes in general industry and market conditions, including domestic and international growth rates; changes in general domestic and international economic conditions, including inflation and interest rate and currency exchange rate fluctuations; and the impact of the ongoing financial and political uncertainty on countries in the Euro zone on the ability to collect accounts receivable in affected countries. You are cautioned not to rely on these forward-looking statements, since there can be no assurance that these forward-looking statements will prove to be accurate. Forward-looking statements speak only as of the date they are made, and we expressly disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Media Contact Information:

ZimVie

Laura Driscoll • Laura.Driscoll@ZimVie.com

(774) 284-1606

Investor Contact Information:

Gilmartin Group LLC

Marissa Bych • Marissa@gilmartinir.com

ZIMVIE INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

Unaudited

	For the Three Months Ended March 31,
	2023	2022
Net Sales
Third Party, net	$225,088	$234,682
Related Party, net	339	919

Total Net Sales	225,427	235,601
Cost of products sold, excluding intangible asset amortization	(70,717)	(85,010)
Related party cost of products sold, excluding intangible asset amortization	(328)	(797)
Intangible asset amortization	(20,509)	(20,905)
Research and development	(15,373)	(17,653)
Selling, general and administrative	(127,968)	(134,112)
Restructuring and other cost reduction initiatives	(4,975)	(742)
Acquisition, integration, divestiture and related	(1,683)	(9,005)

Operating Expenses	(241,553)	(268,224)

Operating Loss	(16,126)	(32,623)
Other income (expense), net	(906)	255
Interest expense, net	(8,966)	(711)

Loss Before Income Taxes	(25,998)	(33,079)
Income tax (expense) benefit	(3,970)	7,423

Net Loss	$(29,968)	$(25,656)

Loss Per Common Share - Basic	$(1.14)	$(0.98)
Loss Per Common Share - Diluted	(1.14)	(0.98)

ZIMVIE INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

Unaudited

	March 31, 2023	December 31, 2022
ASSETS
Current Assets:
Cash and cash equivalents	$66,414	$89,601
Accounts receivable, net of allowance for credit losses of $14,496 and $15,026, respectively	174,996	168,961
Related party receivable	—	8,483
Inventories	231,076	233,854
Prepaid expenses and other current assets	31,686	36,964

Total Current Assets	504,172	537,863
Property, plant and equipment, net of accumulated depreciation of $393,883 and $392,888, respectively	139,291	148,439
Goodwill	261,143	259,999
Intangible assets, net	644,021	654,965
Other assets	39,432	40,790

Total Assets	$1,588,059	$1,642,056

LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$52,587	$43,998
Related party payable	—	13,176
Income taxes payable	17,345	14,356
Other current liabilities	126,596	145,779

Total Current Liabilities	196,528	217,309
Deferred income taxes	95,768	98,062
Lease liability	20,655	22,287
Other long-term liabilities	9,515	13,561
Non-current portion of debt	521,990	532,233

Total Liabilities	844,456	883,452

Stockholders’ Equity:
Common stock, $0.01 par value, 150,000 shares authorized Shares, issued and outstanding, of 26,381 and 26,222, respectively	264	262
Preferred stock, $0.01 par value, 15,000 shares authorized, 0 shares issued and outstanding	—	—
Additional paid in capital	901,476	897,028
Accumulated deficit	(77,500)	(47,532)
Accumulated other comprehensive loss	(80,637)	(91,154)

Total Stockholders’ Equity	743,603	758,604

Total Liabilities and Stockholders’ Equity	$1,588,059	$1,642,056

ZIMVIE INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

Unaudited

	For the Three Months Ended March 31,
	2023	2022
Cash flows used in operating activities:
Net loss	$(29,968)	$(25,656)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	32,631	32,554
Share-based compensation	4,841	13,472
Deferred income tax provision	(4,208)	(17,901)
Other non-cash items	1,556	122
Changes in operating assets and liabilities
Income taxes	7,047	11,258
Accounts receivable	(4,958)	(10,117)
Related party receivable	8,483	(24,214)
Inventories	5,431	8,726
Prepaid expenses and other current assets	1,311	(15,423)
Accounts payable and accrued liabilities	(11,572)	(8,639)
Related party payable	(13,176)	26,368
Other assets and liabilities	(4,614)	(449)

Net cash used in operating activities	(7,196)	(9,899)

Cash flows used in investing activities:
Additions to instruments	(1,951)	(4,040)
Additions to other property, plant and equipment	(1,887)	(2,047)
Other investing activities	(1,994)	(2,000)

Net cash used in investing activities	(5,832)	(8,087)

Cash flows (used in) provided by financing activities:
Net transactions with Zimmer Biomet	—	6,920
Dividend paid to Zimmer Biomet	—	(540,567)
Proceeds from term loans	—	595,000
Payments on term loans	(10,519)	(34,000)
Debt issuance costs	—	(5,170)
Payments related to tax withholding for share-based compensation	(417)	(157)
Proceeds from stock option activity	—	125

Net cash (used in) provided by financing activities	(10,936)	22,151

Effect of exchange rates on cash and cash equivalents	777	(305)

(Decrease) increase in cash and cash equivalents	(23,187)	3,860
Cash and cash equivalents, beginning of year	89,601	100,399

Cash and cash equivalents, end of period	$66,414	$104,259

Supplemental cash flow information:
Income taxes paid, net	$1,664	$494
Interest paid	8,121	355

SUPPLEMENTAL FINANCIAL INFORMATION AND NON-GAAP FINANCIAL MEASURES

Total Net Sales by Segment and Region (in thousands)

Unaudited

	For the Three Months Ended March 31,
	2023	2022	Change (%)	Foreign Exchange Impact	Constant Currency % Change
United States	$69,907	$68,329	2.3%	—	2.3%
International	50,263	52,240	-3.8%	-4.9%	1.1%

Total Dental Net Sales	120,170	120,569	-0.3%	-2.1%	1.8%
United States	83,014	86,591	-4.1%	—	-4.1%
International	21,904	27,522	-20.4%	-1.1%	-19.3%

Total Spine Net Sales	104,918	114,113	-8.1%	-0.3%	-7.8%

Total Third Party Net Sales	225,088	234,682	-4.1%	-1.2%	-2.9%

Related Party Net Sales	339	919	-63.1%	—	—

Total Net Sales	$225,427	$235,601	-4.3%	-1.4%	-2.9%

Reconciliation of Adjusted Net Income and Adjusted EPS (in thousands, except per share data)

	For the Three Months Ended March 31, 2023
	Net Sales	Cost of products sold, excluding intangible asset amortization	Operating expenses, excluding cost of products sold	Operating Loss	Net Loss	Diluted EPS
Reported	$225,427	$(71,045)	$(170,508)	$(16,126)	$(29,968)	$(1.14)
Pre vs. post-spin cost structure differences[1]	—	—	—	—	—	$—
Restructuring and other cost reduction initiatives[2]	—	—	4,975	4,975	4,975	$0.19
Acquisition, integration, divestiture and related[3]	—	—	1,683	1,683	1,683	$0.06
European medical device regulation[4]	—	—	3,269	3,269	3,269	$0.12
One-time carve-out allocations and other one-time costs[5]	—	1,625	98	1,723	1,723	$0.07
Intangible asset amortization	—	—	20,509	20,509	20,509	$0.78
Related party	(339)	328	—	(11)	(11)	$(0.00)
One-time share-based compensation expense[6]	—	—	1,000	1,000	1,000	$0.04
Tax effect of above adjustments & other[7]	—	—	—	—	1,619	$0.06
China VBP asset write-offs and spin-related step-up amortization	—	—	1,893	1,893	1,893	$0.07

Adjusted	$225,088	$(69,092)	$(137,081)	$18,915	$6,692	$0.25

	For the Three Months Ended March 31, 2022
	Net Sales	Cost of products sold, excluding intangible asset amortization	Operating expenses, excluding cost of products sold	Operating Loss	Net Loss	Diluted EPS
Reported	$235,601	$(85,807)	$(182,417)	$(32,623)	$(25,656)	$(0.98)
Pre vs. post-spin cost structure differences[1]	—	—	5,271	5,271	5,271	$0.20
Restructuring and other cost reduction initiatives[2]	—	—	742	742	742	$0.03
Acquisition, integration, divestiture and related[3]	—	—	9,005	9,005	9,005	$0.34
European medical device regulation[4]	—	—	1,857	1,857	1,857	$0.07
One-time carve-out allocations and other one-time costs[5]	—	(2,039)	4,540	2,501	2,501	$0.10
Intangible asset amortization	—	—	20,905	20,905	20,905	$0.80
Related party	(919)	797	—	(122)	(122)	$(0.00)
One-time share-based compensation expense[6]	—	1,664	9,981	11,646	11,646	$0.45
Tax effect of above adjustments & other[7]	—	—	—	—	(13,087)	$(0.50)
China VBP asset write-offs and spin-related step-up amortization	—	—	—	—	—	$—

Adjusted	$234,682	$(85,385)	$(130,116)	$19,182	$13,062	$0.50

[1]

Reflects certain items captured in the GAAP carve-out financial statements that have not continued post-spin, including, but not limited to, facilities that did not convey with ZimVie in the spin, redundant personnel costs incurred as a result of the spin, and the difference between the pre-spin allocations of Zimmer Biomet’s corporate costs in accordance with GAAP, versus the expected post-spin corporate costs for ZimVie.

[2]

In June 2022 and November 2022, we instituted restructuring plans and the expenses incurred under these plans were primarily related to employee termination benefits and the exit of our spine products operations in China as a result of an unsuccessful volume-based procurement program bid. Zimmer Biomet instituted restructuring plans in the fourth quarters of 2019 and 2021, and the restructuring costs we incurred under those plans were primarily related to employee termination benefits, contract terminations and retention period compensation and benefits.

[3]	Acquisition, integration, divestiture, and related costs are limited to a specific period of time and related to ZimVie being established as a standalone public company.
[4]	Expenses incurred for initial compliance with the European Union (“EU”) Medical Device Regulation (“MDR”) for previously- approved products.
[5]

The 2022 amounts represent one-time expenses captured through allocations made for purposes of the GAAP carve-out financial statement results. The 2023 amounts represent non-cash step-up amortization related to the spin from Zimmer Biomet.

[6]	One-time share-based compensation expense due to replacement awards provided in connection with the separation from Zimmer Biomet.
[7]

Reflects the tax effect of the adjustments from reported to adjusted, as well as an adjustment for management’s expectation of ZimVie’s statutory tax rate based on current tax law and adjusted pre-tax income.

Reconciliation of Adjusted EBITDA (in thousands)

	For the Three Months Ended March 31,
	2023	2022
Net Sales
Third Party, net	$225,088	$234,682
Related Party, net	339	919

Total Net Sales	$225,427	$235,601

Net Loss	($29,968)	($25,656)
Interest expense, net	8,966	711
Income tax benefit	3,970	(7,423)
Depreciation and amortization	32,631	32,554

EBITDA	15,599	186
Share-based compensation	4,841	14,407
Restructuring and other cost reduction initiatives[1]	4,975	742
Acquisition, integration, divestiture and related[2]	1,683	9,005
Related party income	(11)	(122)
European medical device regulation[3]	3,269	1,857
Pre vs. post-spin cost structure differences[4]	0	5,271
One-time carve-out allocations and other one-time costs[5]	1,723	2,501

Adjusted EBITDA	$32,079	$33,847

Net Loss Margin[6]	-13.3%	-10.9%
Adjusted EBITDA Margin[7]	14.3%	14.4%

[1]

In June 2022 and November 2022, we instituted restructuring plans and the expenses incurred under these plans were primarily related to employee termination benefits and the exit of our spine products operations in China as a result of an unsuccessful volume-based procurement program bid. Zimmer Biomet instituted restructuring plans in the fourth quarters of 2019 and 2021, and the restructuring costs we incurred under those plans were primarily related to employee termination benefits, contract terminations and retention period compensation and benefits.

[2]	Acquisition, integration, divestiture, and related costs are limited to a specific period of time and related to ZimVie being established as a standalone public company.
[3]	Expenses incurred for initial compliance with the EU MDR for previously-approved products.
[4]

Reflects certain items captured in the GAAP carve-out financial statements that have not continued post-spin, including, but not limited to, facilities that did not convey with ZimVie in the spin, redundant personnel costs incurred as a result of the spin, and the difference between the pre-spin allocations of Zimmer Biomet’s corporate costs in accordance with GAAP, versus the expected post-spin corporate costs for ZimVie.

[5]

The 2022 amounts represent one-time expenses captured through allocations made for purposes of the GAAP carve-out financial statement results. The 2023 amounts represent non-cash step-up amortization related to the separation from Zimmer Biomet.

[6]	Net Loss Margin is calculated as Net Loss divided by third party net sales for the applicable period.
[7]	Adjusted EBITDA Margin is Adjusted EBITDA divided by third party net sales for the applicable period.